UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2010

SXC HEALTH SOLUTIONS CORP.
 (Exact name of registrant as specified in its charter)

Yukon Territory, Canada	000-52073	75-2578509
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Warrenville Road, Suite 610 Lisle, Illinois	60532-3246
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 577-3206

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As part of an effort to diversify their personal holdings Mark A. Thierer, Chief Executive Officer of SXC Health Solutions Corp. (“SXC”), other members of management, including Jeffrey Park, Chief Financial Officer, each adopted written stock trading plans (the “Trading Plans”) in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (“Rule 10b5-1”), as well as SXC’s insider trading policies. Trading under the Trading Plans will begin at pre-determined dates set forth in the Trading Plans, but no sooner than March 22, 2010.

The Rule 10b5-1 trading plans are intended to permit the orderly disposition of a portion of their respective holdings of common stock of SXC, including stock that they have the right to acquire under outstanding stock options granted by the Company, as a part of their personal long term financial plans for asset diversification, liquidity and estate planning. Many of SXC’s stock options expire five years from the vesting date; as a result, it is necessary for SXC insiders to prepare orderly disposition strategies. The number of SXC share represents less than 25% of each person’s individual holdings, including stock, restricted stock units and options. The total number of shares that may be sold under the Trading Plans represents less than 1.0% of SXC’s outstanding common stock.

Transactions made under the Rule 10b5-1 trading plans will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. A Rule 10b5-1 plan must be entered into in good faith at a time when the insider is not aware of material, non-public information. Subsequent receipt by the insider of material, non-public information will not prevent prearranged transactions under the Rule 10b5-1 plan from being executed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SXC HEALTH SOLUTIONS CORP.

Dated: March 8, 2010	By:	/s/ Jeffrey Park

Name: Jeffrey Park
Title: Chief Financial Officer